                                                                     EXHIBIT 3.2

                         AMENDED AND RESTATED BY-LAWS

                                      of

                       CATELLUS DEVELOPMENT CORPORATION


1.   MEETINGS OF STOCKHOLDERS.
     ------------------------

          1.1.  Annual Meeting.  An annual meeting of the stockholders shall be
                --------------
held at such time, date, and place within or without the State of Delaware as the Board of Directors (the "Board") may fix for the purpose of electing directors and transacting such other business as may come before the meeting.

          1.2.  Special Meetings.  Special meetings of the stockholders may only
                ----------------
be called by resolution of the Board or by the chairman of the board or the president, and not by the stockholders. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

          1.3.  Place and Time of Meetings.  Meetings of the stockholders may be
                --------------------------
held in or outside Delaware at the place and time specified by the Board or the directors or stockholders requesting the meeting.

          1.4.  Notice of Meetings; Waiver of Notice.  Written notice of each
                ------------------------------------
meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required under Section 1.5 of these by-laws or by law. Each notice of a meeting shall be given, in writing, personally, via facsimile or by mail, not less than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. Notice shall be deemed duly given when (i) delivered personally, (ii) sent via facsimile (with receipt confirmed) or (iii) mailed to a stockholder at his address on the corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.

          1.5.  Quorum.  At any meeting of stockholders, the presence in person
                ------
or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to
Section 1.4.

          1.6.  Voting; Proxies.  Each stockholder of record shall be entitled
                ---------------
to one vote for every share registered in his name. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by the corporation's Restated Certificate of Incorporation
or by law or by Section 1.8 of these by-laws.   Directors shall be elected in
the manner provided in Section 2.1 of these by-laws.   Voting, including
election of directors, need not be by written ballot unless requested by a stockholder at the meeting or ordered by the chairman of the meeting. Each stockholder entitled to vote at any meeting of stockholders or to express consent or to dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after three years from its date unless it provides otherwise.

          1.7.  List of Stockholders.  Not less than 10 days prior to the date
                --------------------
of any meeting of stockholders, the secretary of the corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not less than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or (b) if not so specified, at the place where the meeting is to be held. The list shall also be available for inspection by stockholders at the time and place of the meeting.

          1.8.  Action by Consent Without a Meeting.
                -----------------------------------

     (a) Subject to compliance with the procedures set forth in this Section 1.8, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated written consent was received in accordance with this Section 1.8, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in this Section 1.8. Every written consent shall be revocable by the stockholder by written instrument of revocation delivered to the corporation before the effective date of the action taken. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

     (b) So long as any of the corporation's securities are listed on the New York Stock Exchange, action by the holders of any class of security so listed may not be taken by consent in writing pursuant to this Section 1.8 except with the prior approval of the New York Stock Exchange, and otherwise in accordance with this Section 1.8. In order that the corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary of the corporation, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date, on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action. Every signed written consent shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested.

     (c) Material soliciting the written consent of stockholders shall be sent to each stockholder who would be entitled to vote on the action to be taken if such action were being considered at a meeting of stockholders. Such solicitation materials shall include the form of written consent, which shall set forth the action to be taken, and shall otherwise comply with the proxy statement disclosure standards then applicable to the corporation. The solicitation materials shall be deemed duly given when (i) delivered personally,
(ii) sent via facsimile (with receipt confirmed) or (iii) mailed to a stockholder at his address on the corporation's records. The solicitation period, from the date the solicitation materials are first given to stockholders until and including the date by which stockholders must return such written consent, shall be not less than 30 days. Notwithstanding anything to the contrary contained in these bylaws, no action to be taken by written consent may be taken until the expiration of the solicitation period, whether or not the requisite consents have been signed prior to such expiration.

          (d)  In the event of the delivery, in the manner provided by this
Section 1.8, to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with this Section 1.8 represent at least the minimum number of votes that would be necessary to take the corporation action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

          1.9. Stockholder Nominations and Proposals.
               -------------------------------------

          (a) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement to the notice) given by or at the direction of the Board in accordance with these Bylaws and presented at the meeting by a shareholder, officer, or director, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Company in accordance with Section 1.9(b) below.

          (b) For business to be properly requested by a stockholder to be brought before an annual meeting, the stockholder must (i) be a stockholder of the corporation of record at the time of the giving of notice for the annual meeting provided for in these bylaws, (ii) be entitled to vote at the annual meeting, (iii) have given timely notice of the business in writing to the secretary of the corporation and (iv) present the matter at the meeting unless it is presented on the stockholder's behalf by or at the direction of the Board. A stockholder's notice to the secretary of the corporation must set forth as to each matter the stockholder proposes to bring before the annual meeting: (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting, (B) the name and address, as they appear on the corporation's books, of the stockholder proposing the business and of the beneficial owner, if any on whose behalf the proposal is made, (C) the class and number of shares of the corporation that are owned beneficially and of record by the stockholder proposing the business and by the beneficial owner, if any, on whose behalf the proposal is made, and (D) any material interest of the stockholder proposing the business and of the beneficial owner, if any, on whose behalf the proposal is made in the business. Notwithstanding the foregoing provisions, a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw will be deemed to expand or diminish any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

          (c) Nominations of persons for election as directors of the corporation may be made only at an annual meeting of stockholders (i) by or at the direction of the Board or (ii) by any stockholder who is a stockholder of record at the time of giving of notice provided for in these bylaws, who is entitled to vote for the election of directors at the meeting, and who complies with the procedures set forth in this bylaw. All nominations by stockholders must be made pursuant to timely notice in proper written form to the secretary of the corporation.

          (d) To be in proper written form, a stockholder's notice of nomination must set forth (i) the name and address, as they appear on the corporation's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the corporation owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934 had the nominee been nominated, or intended to be nominated, by the Board; and (vi) the signed consent of each nominee to serve as a director of the corporation if so elected. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this bylaw, and if he or she should so determine, he or she will so declare to the meeting, and the defective nomination will be disregarded. Notwithstanding the foregoing provisions, a stockholder must also comply with all applicable requirement of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this bylaw.

          (e) To be timely, a stockholder's notice under paragraphs (b) or (d) above must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 calendar days before the annual meeting; provided, however, that in the event public announcement of the date of
         -----------------
the annual meeting is not made at
least 75 calendar days before the date of the annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the 10/th/ calendar day following the day on which public announcement is first made of the date of the annual meeting. For purposes of this bylaw, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the corporation with the Securities Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or furnished to stockholders.

2.   BOARD OF DIRECTORS.
     ------------------

          2.1.  Number, Qualification, Election and Term of Directors.  The
                -----------------------------------------------------
business of the corporation shall be managed by the Board, which shall consist of eleven directors. The number of directors may only be changed by resolution of a majority of the entire Board, and not by the stockholders, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of
Section 2.9. As used in these bylaws, the term "entire Board" means the total number of directors which the corporation would have if there were no vacancies on the Board.

          2.2.  Quorum and Manner of Acting.  A majority of the entire Board
                ---------------------------
shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 2.10 of these by-laws. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these by-laws.
In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

          2.3.  Place of Meetings.  Meetings of the Board may be held in or
                -----------------
outside Delaware.

          2.4.  Annual and Regular Meetings.  Annual meetings of the Board, for
                ---------------------------
the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 2.6 of these by-laws. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

          2.5.  Special Meetings.  Special meetings of the Board may be called
                ----------------
by the chairman of the board, the president or by a majority of the directors. Only business related to the purposes set forth in the notice of meeting may be transacted at a special meeting.

          2.6.  Notice of Meetings; Waiver of Notice.  Notice of the time and
                ------------------------------------
place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to the director at his or her residence or usual place of business at least three days before the meeting or by delivering notice to the director personally (including by telephone) or by e-mail or facsimile at least one day before the meeting. Notice shall be deemed duly given when (a) delivered personally, (b) sent by e-mail or facsimile (with receipt confirmed) or (c) mailed to a director's residence or usual place of business. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

          2.7.  Board or Committee Action Without a Meeting.  Any action
                -------------------------------------------
required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or of the committee.

          2.8.  Participation in Board or Committee Meetings by Conference
                ----------------------------------------------------------
Telephone.  Any or all members of the Board or of any committee of the Board may
---------
participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute presence in person at the meeting.

          2.9.  Resignation and Removal of Directors.  Any director may resign
                ------------------------------------
at any time by delivering his resignation in writing to the president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed at any time, either with or without cause, by vote of the stockholders; provided however, that a vote of a majority of the shares outstanding and entitled to vote shall be required to effect any such removal without cause.

          2.10. Vacancies.  Any vacancy in the Board, including one created by
                ---------
an increase in the number of directors, may be filled for the unexpired term only by a majority or greater vote of the remaining directors, though less than a quorum, and not by the stockholders (other than at an annual meeting of stockholders).

          2.11. Compensation.  Directors shall receive such compensation as the
                ------------
Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving

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the corporation, its affiliates or subsidiaries in other capacities.

          2.12. Chairman of the Board. The chairman of the board shall be
                ---------------------
elected by the Board at the annual meeting of the Board. The chairman of the board shall preside at all meetings of the Board and of the stockholders and shall have such powers and duties as the Board assigns to the chairman. The chairman shall hold office until the next annual meeting of the Board and until the election of his successor; provided, however, that the chairman may resign at anytime by delivering his resignation in writing to the president or secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. The chairman may be removed by the Board either with or without cause.

3.   COMMITTEES.
     ----------

          3.1.  Committees of the Board.  The Board, by resolution adopted by a
                -----------------------
majority of the entire Board, may designate committees of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines. No director who is also an officer of the Corporation shall be eligible to serve as a member of the Audit, Compensation and Benefits or Corporate Governance Committee of the Board, or any committee performing a similar function.

          3.2.  Rules Applicable to Committees.  The Board may designate one or
                ------------------------------
more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting. Each committee may adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

4.   OFFICERS.
     --------

          4.1.  Number; Security. The executive officers of the corporation
                ----------------
shall be the president, one or more vice presidents (which may include one or more executive or senior vice presidents, if the Board so determines), a secretary and a treasurer. Any two or more offices may be held by the same person. Unless otherwise required by law, the Board shall not be required to fill a vacancy in an executive office. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

          4.2.  Election; Term of Office.  The executive officers of the
                ------------------------
corporation shall be elected annually by the Board and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor, subject to the provisions of Section 4.4.

          4.3.  Subordinate Officers.  The Board or the president may appoint
                --------------------
subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board or the president determines. The Board may delegate to any other executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees. The president or the chief financial officer may designate in writing any employee with the position of "Director" to execute and deliver, and any other employee to attest, agreements, certificates and other documents on behalf of the corporation in connection with any transaction authorized by the Board of Directors, whether by specific resolution or pursuant to a delegation of authority.

          4.4.  Resignation and Removal of Officers.  Any officer may resign at
                -----------------------------------
any time by delivering his resignation in writing to the president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee who appointed him or by the president.

          4.5.  Vacancies.  A vacancy in any office may be filled for the
                ---------
unexpired term in the manner prescribed in Sections 4.2 and 4.3 of these by-laws for election or appointment to the office.

          4.6.  President.  The president shall be the chief executive officer
                ---------
of the corporation and shall, in the absence of the chairman of the board, preside at all meetings of the Board and of the stockholders. Subject to the control of the Board, he shall have general supervision over the business of the corporation and shall have such other powers and duties as presidents of corporations usually have or as the Board assigns to him.

          4.7.  Chief Operating Officer.  The chief operating officer shall have
                -----------------------
such powers and duties as the Board or the president may assign.

          4.8.  Vice President.  Each vice president shall have such powers and
                --------------
duties as the Board or the president assigns to him.

          4.9.  Treasurer.  The treasurer shall be in charge of the
                ---------
corporation's books and accounts. Subject to the control of the Board, he shall have such other powers and duties as the Board or the president assigns to him. The Board may designate the treasurer or any other officer as the chief financial officer of the corporation.

          4.10. Secretary.  The secretary shall be the secretary of, and keep
                ---------
the
minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, and shall keep the seal and apply it to any instrument requiring it. Subject to the control of the Board, he shall have such powers and duties as the Board or the president assigns to him. In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

          4.11. Salaries.  The Board may fix the officers' salaries, if any, or
                --------
it may authorize the president to fix the salary of any other officer.

5.   SHARES.
     ------

          5.1.  Certificates.  The corporation's shares shall be represented by
                ------------
certificates in the form approved by the Board. Each certificate shall be signed by the chairman of the board, the president or a vice president and by the secretary or an assistant secretary, or the treasurer (or chief financial officer) or an assistant treasurer, and shall be sealed with the corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile.

          5.2.  Transfers.  Shares shall be transferable only on the
                ---------
corporation's books, upon surrender of the certificate for the shares, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

          5.3.  Determination of Stockholders of Record.  The Board may fix, in
                ---------------------------------------
advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 60 or less than 10 days before the date of the meeting or more than 60 days before any other action.

6.   INDEMNIFICATION AND INSURANCE.
     -----------------------------

          6.1   Right to Indemnification. Each person who was or is a party or
                -------------------------
is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided,
                                                               ---------
however, that the corporation shall indemnify any such person seeking
--------
indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law
             --------- --------
requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may, by action of the Board, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          6.2  Right of Claimant to Bring Suit. If a claim under Section 6.1 of
               --------------------------------
this Article is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

          6.3  Non-Exclusivity of Rights.  The right to indemnification and the
               --------------------------
payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of

Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          6.4  Insurance.  The corporation may maintain insurance, at its
               ----------
expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

          6.5  Expenses as a Witness.  To the extent that any director, officer,
               ----------------------
employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

          6.6  Indemnity Agreements.  The corporation may enter into agreements
               ---------------------
with any director, officer, employee or agent of the corporation providing for indemnification to the full extent permitted by Delaware law.

7.   MISCELLANEOUS.
     -------------

          7.1. Seal.  The Board shall adopt a corporate seal, which shall be in
               ----
the form of a circle and shall bear the corporation's name and the year and state in which it was incorporated.

          7.2. Fiscal Year.  The Board may determine the corporation's fiscal
               -----------
year. Until changed by the Board, the corporation's fiscal year shall be the calendar year.

          7.3. Voting of Shares in Other Corporations.  Shares in other
               --------------------------------------
corporations which are held by the corporation may be represented and voted by the president or a vice president of this corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

          7.4. Amendments.  Bylaws may be amended, repealed or adopted by the
               ----------
stockholders or by a majority of the entire Board; provided however, that a vote of a majority of the shares outstanding and entitled to vote shall be required to effect any such amendment by the stockholders.

                              NOTES TO AMENDMENTS
                              -------------------

     Section 1.1:
     -----------

     Amended on February 25, 1999, to change annual meeting from May to a time, date and place that the Board may fix.

     Section 1.2:
     -----------

     Amended on August 1, 1990 to permit stockholders meeting to be called at the request of holders.

     Amended on December 16, 1999 to allow special meetings of the stockholders to be called only by resolution of the Board or by the chairman of the board or the president, and not by the stockholders.

     Section 1.8:
     -----------

     Added on August 1, 1990.

     Amended on December 16, 1999.

     Section 1.9:
     ------------

     Added on October 14, 1998.

     Section 2.1:
     -----------

     Amended on May 2, 1991 to reduce the number of directors from ten to nine.

     Amended on October 16, 1992 to increase the number of directors from nine to thirteen.

     Amended on April 20, 1994 to reduce the number of directors from thirteen to eleven.

     Amended on January 31, 1996 to reduce the number of directors from eleven to nine.

     Amended on March 26, 1997 to increase the number of directors from nine to twelve.

     Amended on March 26, 1998, to decrease the number of directors from twelve to eleven.

     Amended on December 16, 1999 to specify that the number of directors may only be changed by resolution of a majority of the entire Board, and not by the stockholders.

     Section 2.6:
     ------------

     Amended on October 14, 1998, to permit notice of board meetings to be given by e-mail.

     Section 2.9
     -----------

     Amended on December 1999 to provide that any director may resign at any time by delivering his resignation in writing to the president or secretary of the corporation and to prescribe conditions for the removal of directors by stockholders.

     Section 2.10
     ------------

     Amended on December 16, 1999 to indicate that only directors, not stockholders, may vote to fill vacancies for the unexpired term. (Stockholders may only vote for directors at the annual meeting of stockholders.)

     Section 2.12:
     ------------

     Amended and restated on October 29, 1997 to exclude the Chairman of the Board as an officer of the Company (to enable the Chairman to serve on various committees of the Board).

     Section 3.1:
     -----------

     Amended on October 16, 1992 to add the final sentence.

     Section 4.1:
     -----------

     Amended and restated on October 29, 1997 to exclude the Chairman of the Board as an officer of the Company (to enable the Chairman to serve on various committees of the Board).

     Section 4.3:
     -----------

     Amended on February 27, 1992 to add the final sentence.

     Section 4.6:
     -----------

     Amended on October 29, 1997. Previous Section 4.6 was deleted, and the appropriate Sections were renumbered to reflect the deletion of this section.

     Sections are now numbered only to 4.10, rather than 4.11. (Purpose was to exclude the Chairman of the Board as an officer of the Company to enable the Chairman to serve on various committees of the Board.)

     Section 4.7:
     ------------

     Added on October 14, 1998, with existing Sections 4.7 through 4.10 renumbered as Sections 4.8 through 4.11.

     Section 6:
     ---------

     Amended and restated on October 29, 1997.

     Section 7.4
     -----------

     Amended on December 16, 1999 to indicate that bylaws may be amended, repealed or adopted by the stockholders or by a majority of the entire Board; provided however, that a vote of a majority of the shares outstanding and entitled to vote shall be required to effect any such amendment by the stockholders.